UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

EXPLANATORY NOTE

We previously filed a Form 8-K, or the Form 8-K, on December 28, 2007, reporting our acquisition of Park Place Office Park located in Dayton, Ohio, or the Park Place property, for a purchase price of $16,200,000 on December 21, 2007. We are filing this Form 8-K/A, Amendment No. 1, to reflect that the acquisition of the Park Place property was completed on December 20, 2007, as opposed to December 21, 2007, as originally reported on the Form 8-K. The following disclosure in Item 2.01 below replaces and supersedes the fifth paragraph in Item 2.01 of the Form 8-K filed on December 28, 2007.

On December 20, 2007, we acquired the Park Place property from the Seller for a total purchase price of $16,200,000, plus closing costs. We financed the purchase price with a secured loan of $10,943,000 from Wachovia Financial Services, Inc., or Wachovia Financial, $500,000 in borrowings under a secured revolving line of credit with LaSalle Bank National Association, or LaSalle, and KeyBank National Association, or Key Bank, and the remaining balance from funds raised through our initial public offering (both the secured loan and the secured revolving line of credit are described in Item 2.03 below). An acquisition fee of $486,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

January 2, 2008	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President